SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2003


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                           0-27102                  23-2694937
------------                           -------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                     19047-1833
-----------------------------------------------                     ----------
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Item 7(c). Exhibits


Exhibit
Number             Description
---------          -----------
99.1               Press Release dated April 28, 2003


Item 9.   Regulation FD Disclosure

The following information is also provided under Item 12 of Form 8-K in accordance with Release No. 33-8216.

On April 28, 2003, eGames, Inc. (the "Company") issued a press release announcing its financial results for the three and nine months ended March 31, 2003, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.

The press release dated April 28, 2003 attached to this Form 8-K as Exhibit 99.1 contains non-GAAP financial information. The Company's management believes that the presentation of the non-GAAP financial information in Exhibit 99.1 provides useful information to investors in evaluating the Company's financial condition and results of operations and comparing the current results of operations with the prior periods' results. The Company believes that the information assists investors in understanding the material impact on its operating results of the agreements between the Company and certain food and drug retailers and other distributors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           eGames, Inc.


                                           By: /s/ Thomas W. Murphy
                                           ------------------------------------
                                           Thomas W. Murphy, Vice President and
                                           Chief Financial Officer
Dated: April 28, 2003

                                                                    EXHIBIT 99.1
At eGames, Inc.
---------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)

For Immediate Release

                         eGAMES ANNOUNCES THIRD QUARTER
                          FISCAL 2003 FINANCIAL RESULTS

Langhorne, PA - April 28, 2003 - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), value-priced consumer entertainment PC software games, today announced its financial results for the three and nine months ended March 31, 2003.

Three Months Ended March 31, 2003:
----------------------------------
For the three months ended March 31, 2003, net sales decreased by $2,095,000, or 58%, to $1,531,000 compared to $3,626,000 for the same quarter a year earlier. Net income was $296,000, or $0.03 per diluted share, compared to $911,000, or $0.09 per diluted share, for the same quarter a year ago. The $2,095,000 decrease in net sales resulted from a $2,281,000 net product sales decrease to North American non-traditional software retailers and distributors, which decrease was partially offset by a $167,000 increase in net product sales to North American traditional software retailers and distributors and a $19,000 increase in worldwide licensing revenues.

Nine Months Ended March 31, 2003:
---------------------------------
For the nine months ended March 31, 2003, net sales decreased by $2,552,000, or 32%, to $5,336,000 compared to $7,888,000 for the same period a year earlier. Net income was $951,000, or $0.10 per diluted share, compared to $1,009,000, or $0.10 per diluted share, for the same nine-month period last year. The $2,552,000 decrease in net sales resulted from a $3,965,000 net product sales decrease to North American non-traditional software retailers and distributors, combined with a $105,000 decrease in net product sales to international distributors, which decreases were partially offset by a $1,410,000 increase in net product sales to North American traditional software retailers and distributors and a $108,000 increase in worldwide licensing revenues.

Impact From Agreements with Various Retailers and Distributors:
---------------------------------------------------------------
During the three and nine month periods ended March 31, 2002, the Company had entered into an agreement with one of its largest drug store retail customers, which among other things, had eliminated any right of product return and allowed the Company to recognize net product sales of approximately $2.1 million and net income of approximately $1.1 million. During fiscal 2003, the Company entered into similar agreements with other retailers and distributors, which allowed it to recognize net product sales of $39,000 and net income of $27,000 in the three months ended March 31, 2003, and net product sales of $120,000 and net income of $108,000 in the nine months ended March 31, 2003. Most of these amounts had been deferred in accordance with the Company's revenue recognition policy requiring the Company to recognize sales relating to product shipments to food and drug store retailers based on reported product sell-through to consumers.

Excluding the impact from these agreements, the Company would have recognized net sales of approximately $1.5 million for each of the three month periods ended March 31, 2003 and 2002, and net sales of approximately $5.2 million and $5.8 million for the nine months ended March 31, 2003 and 2002, respectively.

Excluding the impact from these agreements, the Company would have recognized net income of $269,000 or $0.03 per diluted share and a net loss of ($211,000) or ($0.02) per diluted share for the three months ended March 31, 2003 and 2002, respectively, and net income of $843,000 or $0.08 per diluted share and a net loss of ($113,000) or ($0.01) per diluted share for the nine months ended March 31, 2003 and 2002, respectively.

The following table presents the net sales, net income (loss), and net income
(loss) per diluted share for the three and nine month periods ended March 31, 2003 and 2002, respectively, as reported and then excluding the benefit recognized as a result of the agreements with various retailers and distributors discussed above:

                                                (amounts in thousands, except per share amounts)
                                                ------------------------------------------------

                                       Three Months ended                   Nine Months ended
                                            March 31,                            March 31,
                                      -------------------                  -------------------
                                                             Increase                             Increase
                                        2003       2002     (Decrease)       2003       2002     (Decrease)
                                      --------   --------   -----------    --------   --------   ----------
As reported:
-----------------------------------
Net sales                             $  1,531   $  3,626   ($   2,095)    $  5,336   $  7,888   ($  2,552)
                                      ========   ========   ==========     ========   ========   =========
Net income (loss)                     $    296   $    911   ($     615)    $    951   $  1,009   ($     58)
                                      ========   ========   ==========     ========   ========   =========
Net income (loss) per diluted share   $   0.03   $   0.09   ($    0.06)    $   0.10   $   0.10   $   - 0 -
                                      ========   ========   ==========     ========   ========   =========

Excluding agreements with
retailers and distributors:
-----------------------------------
Net sales                             $  1,492   $  1,511   ($      19)    $  5,216   $  5,773   ($    557)
                                      ========   ========   ==========     ========   ========   =========
Net income (loss)                     $    269   ($   211)  $      480     $    843   ($   113)  $     956
                                      ========   ========   ==========     ========   ========   =========
Net income (loss) per diluted share   $   0.03   ($  0.02)  $     0.05     $   0.08   ($  0.01)  $    0.09
                                      ========   ========   ==========     ========   ========   =========


Financial Highlights:
---------------------
The Company's fiscal 2003 third quarter financial results benefited from continuing improvements in the Company's gross profit margin, combined with reductions in operating expenses due to cost saving initiatives and reduced interest costs. The Company repaid all of its bank debt on January 16, 2003. The following items represent certain key financial highlights:

   o Quarterly net product sales to North American traditional software retailers and distributors increased by $167,000 or 13%,
   o  Quarterly worldwide licensing revenues increased by $19,000 or 44%,
   o  Quarterly gross profit margin increased to 62% from 47%,
   o  Quarterly operating expenses decreased by $73,000 or 9%,
   o  Quarterly interest expense decreased by $25,000 or 80%,
   o Stockholders' equity increased by more than $2.2 million compared to the year ago period, and
   o Working capital increased by more than $2.0 million compared to the same period a year earlier.

Factors contributing to the 15% gross profit margin improvement for the current quarter include cost savings, as a percentage of net sales, from:

   o Lower product costs resulting from the discontinuation of direct sales of lower margin third-party publisher software titles to food and drug store retailers, a reduction in lower margin inventory closeout sales, and the continued distribution of higher-priced PC gaming software titles,
   o Lower inventory obsolescence provision due to improved inventory cost recoverability, and
   o Lower freight costs due to a greater percentage of cost effective product shipments to a concentrated group of distribution customers, combined with more cost effective direct-to-store order fulfillment.

In addition to these improvements in the gross profit margin, the Company's financial results benefited from operating expense savings for the three and nine months ended March 31, 2003 of $73,000 and $330,000, respectively. The largest operating expense reductions were in marketing promotion costs and professional service fees, as well as depreciation and amortization expense, which decreases were partially offset by increases in insurance and stock compensation costs. The Company's financial results continue to benefit from the strategic decision to transition both of its direct retail drug store distribution and international distribution to licensing relationships. This decision has allowed the Company to focus its business plan on serving its core customer (the value conscious consumer of PC gaming software) by increasing product distribution at mass-merchant, specialty and software retailers where these consumers shop for this type of entertainment product.

Additional Net Sales Information:
---------------------------------
(amounts in thousands)
----------------------

                                                                       Three Months ended
                                                                      ---------------------
                                                                      March 31,   March 31,   Increase
Distribution Channel                                                    2003        2002     (Decrease)
------------------------------------------------------------------------------------------------------
North American traditional software retailers and distributors         $ 1,425    $  1,258     $   167
North American non-traditional software retailers and distributors          44       2,325      (2,281)
International software distributors                                      - 0 -       - 0 -       - 0 -
Worldwide licensing revenues                                                62          43          19
------------------------------------------------------------------------------------------------------
Three Months Net Sales                                                 $ 1,531    $  3,626    ($ 2,095)
                                                                       =======    ========    ========


                                                                        Nine Months ended
                                                                      ---------------------
                                                                      March 31,   March 31,   Increase
Distribution Channel                                                    2003        2002     (Decrease)
------------------------------------------------------------------------------------------------------
North American traditional software retailers and distributors         $ 4,901    $  3,491     $ 1,410
North American non-traditional software retailers and distributors         117       4,082      (3,965)
International software distributors                                          5         110        (105)
Worldwide licensing revenues                                               313         205         108
------------------------------------------------------------------------------------------------------
Nine Months Net Sales                                                  $ 5,336    $  7,888     ($2,552)
                                                                       =======    ========     =======


Comments:
---------
Jerry Klein, President and CEO of eGames, stated "Our third quarter fiscal 2003 financial results represent the continuing progress of our business plan implemented more than a year ago to improve our financial condition. We have successfully aligned our limited resources to satisfy an increasing number of retail consumers through a concentrated group of cost effective distribution relationships. While doing so, we have made significant progress in strengthening our financial condition by: converting accounts receivable balances and certain slow-moving software titles into cash, reducing trade debt, eliminating bank debt, and improving our gross profit margin by controlling costs. Continuing to improve our Company's financial strength remains the dominant objective of our focused business plan."

About the Company:
------------------
eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of Family Friendly(TM), value-priced consumer entertainment PC software games. The Company promotes the eGames(TM), Game Master Series(TM), and Outerbound(TM) brands in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames - Where the "e" is for Everybody!(R) Additional information regarding eGames, Inc. can be found on the Company's Web site at www.egames.com.

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding the Company's intention to continue to improve its financial condition; and other statements that contain the words "believes," "expects," "may," "should," or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the market acceptance and successful sell-through results for the Company's products at retail stores, particularly new titles that are priced higher than those that the Company has historically sold; the market acceptance of increased pricing of the Company's products; the amount of unsold product that is returned to the Company by retail stores; the Company's ability to accurately predict the amount of product returns that will occur and the adequacy of the reserves established for such returns; the continued allocation of adequate shelf space for the Company's products in major retail chain stores; the Company's ability to collect outstanding accounts receivable and establish adequate reserves for uncollectible receivables; the ability to deliver products in response to orders within a commercially acceptable time frame; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; consumers' continued demand for value-priced software; increased competition in the value-priced software category; and various other factors, many of which are beyond the Company's control. Risks and uncertainties that may affect the Company's future results and performance also include, but are not limited to, those discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002 filed with the Securities and Exchange Commission.